Pricing Supplement No.             c03-1202
Pricing Supplement Dated:          December  2, 2003
Rule 424(b)(3)
File No.                           333-106272
(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)
$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date:                        December  2, 2003
Issue Date:                        December  5, 2003
Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Purchasing Agent: Citigroup, acting as principal




Minimum Denominations/Increments:  $1,000

Settlement Date:                   December  5, 2003

Following Business Day Convention
CUSIP:                             17307XAX9
Aggregate Principal Amount:        USD 6,054,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 5,993,460.00
Interest Rate (per annum):         3.4000%
Interest Payment Frequency:        Quarterly
First Interest Payment Date:       March 15, 2004
Maturity Date:                     December 15, 2008
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable
--------------------------------------------------------------



CUSIP:                             17307XAY7
Aggregate Principal Amount:        USD 1,339,000.00
Price to Public:                   100%
Concession:                        1.5000%
Net Proceeds to Issuer:            USD 1,318,915.00
Interest Rate (per annum):         4.8000%
Interest Payment Frequency:        Quarterly
First Interest Payment Date:       March 15, 2004
Maturity Date:                     December 15, 2013
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
--------------------------------------------------------------



at the option of Citigroup Global Markets Holdings Inc.,
in whole or in part, on Interest Payment Dates, beginning December 15, 2005, at a redemption price equal to 100% of thereon, if any, upon prior notice to DTC's nominee as the Prospectus Supplement.
the principal amount of the note plus accrued interest
holder of the note, and to the Trustee, as described in
CUSIP:                             17307XAZ4
Aggregate Principal Amount:        USD 1,538,000.00
Price to Public:                   100%
Concession:                        2.0000%
Net Proceeds to Issuer:            USD 1,507,240.00
Interest Rate (per annum):         5.3000%
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       June 15, 2004
Maturity Date:                     December 15, 2018
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
December 15, 2006, at a redemption price equal to 100% of thereon, if any, upon prior notice to DTC's nominee as
--------------------------------------------------------------



the Prospectus Supplement.
at the option of Citigroup Global Markets Holdings Inc.,
in whole or in part, on Interest Payment Dates, beginning
the principal amount of the note plus accrued interest
holder of the note, and to the Trustee, as described in
CUSIP:                             17307XBA8
Aggregate Principal Amount:        USD 956,000.00
Price to Public:                   100%
Concession:                        2.5000%
Net Proceeds to Issuer:            USD 932,100.00
Interest Rate (per annum):         5.5500%
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       June 15, 2004
Maturity Date:                     December 15, 2028
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
December 15, 2007, at a redemption price equal to 100% of thereon, if any, upon prior notice to DTC's nominee as
--------------------------------------------------------------



the Prospectus Supplement.
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning the principal amount of the note plus accrued interest holder of the note, and to the Trustee, as described in